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                                                                  EXHIBIT 99.1A


                            JOINT FILING UNDERTAKING

                  The undersigned, being authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13G to evidence the agreement of the below-named parties, in accordance with rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule, as it may be amended, jointly on behalf of each of such parties.

DATED:  February 9, 2001.


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

H&Q LONDON VENTURES                                      H&Q VENTURE PARTNERS, LLC



By: /s/ JACKIE A. BERTERRETCHE                           By: /s/ WILLIAM D. EASTERBROOK
   --------------------------------                         --------------------------------
        Jackie A. Berterretche                                   William D. Easterbrook
        Attorney-In-Fact                                         Member-Manager

HAMBRECHT & QUIST VENTURE PARTNERS                       HAMBRECHT & QUIST CALIFORNIA



By: /s/ JACKIE A. BERTERRETCHE                           By: /s/ STEVEN N. MACHTINGER
   --------------------------------                         --------------------------------
        Jackie A. Berterretche                                   Steven N. Machtinger
        Attorney-In-Fact                                         General Counsel & Secretary




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